UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On April 28, 2015, WMI Holdings Corp. held its annual meeting of shareholders.

(b)	At the annual meeting, shareholders approved each of the following matters, with the final vote tabulations on each matter as set forth below. Of the 479,075,541 votes entitled to be cast at the meeting, 433,949,807 votes (or approximately 90.6%) were voted in person or by proxy.

1.	To elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD
Michael Willingham	301,776,533	59,460,507
Eugene I. Davis	355,816,447	5,420,593
Diane B. Glossman	354,299,844	6,937,196
Timothy R. Graham	354,705,049	6,531,991
Mark E. Holliday	355,025,945	6,211,095
Michael J. Renoff	354,609,200	6,627,840
Steven D. Scheiwe	354,444,937	6,792,103

There were 72,938,367 broker non-votes with respect to the election of directors.

2.	To ratify the appointment of Burr Pilger Mayer, Inc., as WMI Holdings Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	432,555,520	636,764	757,523	0

3.	To approve the reincorporation of WMI Holdings Corp. from the State of Washington to the State of Delaware by merging WMI Holdings Corp. into a newly formed, wholly-owned Delaware subsidiary.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Approval of reincorporation	360,749,290	223,160	38,990	72,938,367

4.	To approve and ratify WMI Holdings Corp.’s 2012 Long-Term Stock Incentive Plan, as amended.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Approval of stock incentive plan	298,288,956	4,293,551	55,674,933	75,692,367

5.	To approve, on an advisory basis, compensation of WMI Holdings Corp.’s named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	300,951,940	4,162,997	55,883,503	72,951,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: May 4, 2015	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer